EXHIBIT 4.136


                               PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 11th day of March, 2008 (the "Effective Date")

BETWEEN:

                  MONETA PORCUPINE MINES INC.
                  65 Third Avenue
                  Timmins, Ontario  P4N 1C2
                  Telephone: (705) 264-2296

                  (the "Vendor")
                                                               OF THE FIRST PART
AND:


                  AMADOR GOLD CORP.
                  #711 - 675 West Hastings Street
                  Vancouver, British Columbia  V6B 1N2
                  Telephone: (604) 685-2222

                  (the "Purchaser")
                                                              OF THE SECOND PART

WHEREAS:

A. the Vendor is the recorded and beneficial owner of certain mining claims known as the Loveland, Fripp and Kamiscotia Properties, more particularly described in Exhibit "1" attached hereto and forming a part of this Agreement (the "Property");

B. the Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor the Property upon terms and subject to the conditions herein contained (the "Transaction").


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenant, agreements, representations, warranties and payments herein contained, the parties agree as follows:


1.       PURCHASE AND SALE

         1.1 The Vendor agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor the Property all on the terms and conditions set forth in this Agreement.

         1.2 The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Property shall be:

                  (a)      $500,000 cash, payable as follows:

                           (i) $200,000 within 10 days of the receipt by both parties hereto of regulatory approval of the Transaction;

                           (ii) $150,000 on or before the date which is 18 months from the Effective Date; and

                           (iii) $150,000 on or before the date which is 36 months from the Effective Date;

                  (b)      1,350,000   common  shares  of  the  Purchaser   (the
                           "Payment Shares"), issuable to the Vendor as follows:

                           (i) 540,000 common shares within 10 days of the receipt by both parties hereto of regulatory approval of the Transaction;

                           (ii) 405,000 common shares on or before the date which is 18 months from the Effective Date without any hold period; and

                           (iii) 405,000 common shares on or before the date which is 36 months from the Effective Date without any hold period.

Upon completion of the payments referred to in subparagraphs 1.2 (a) and (b), the Vendor will deliver to the Purchaser, upon request, originally signed conveyancing documentation in recordable form, in form and content satisfactory to Counsel for the Purchaser, sufficient to transfer all of the Vendors' interest in and to the Property into the name of the Purchaser or a representative of the Purchaser.

In the event of a breach of any payment under subparagraphs 1.2(a) and (b), all payments under subparagraphs 1.2(a) and (b) shall become immediately due and payable upon notice of default from the Vendor to the Purchaser and the Vendors' interest in and to the Property shall remain with the Vendor. The Purchaser shall have a 30-day period from the date of delivery of such default notice to cure the default by making the payments then due under subparagraphs 1.2(a) and
(b).


2.       REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES

         2.1 Each of the Vendor and the Purchaser represents and warrants to each other that:

                  (a)      it is a  company  duly  incorporated,  organized  and
                           validly subsisting under the laws of its incorporating jurisdiction and is duly organized and qualified to carry on business in Ontario;

                  (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by Agreement;

                  (c) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

                  (d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

         2.2 The Vendor hereby represents and warrants to the Purchaser that:

                  (a) it owns an undivided 100% interest in the Property, subject to certain underlying agreements described in more detail in Exhibit "2" (the "Underlying Agreements");

                  (b) the Property is accurately described in Exhibit "1", and is in good standing under the laws of Ontario free and clear of all liens, charges and encumbrances, subject to the Underlying Agreement;

                  (c) there is no agreement respecting the Property to which the Vendor is a party other than this Agreement and no person, firm or corporation has any proprietary or possessory interest in the Property except for the Underlying Agreement;

                  (d) the Vendor has delivered, or will deliver, to the Purchaser all technical information in its possession and any information concerning title to the Property;

                  (e) there are no pending or threatened actions, suits, claims or proceedings regarding the Property of which the Vendor is aware; and

                  (f) it has advised the Purchaser of all of the material information relating to the mineral potential of the Property of which the Vendor has knowledge.

         2.3 The Purchaser hereby represents, warrants and covenants to the Vendor that:

                  (a) the Purchaser is a reporting issuer in good standing in the Province of British Columbia and there is no cease-trade order outstanding against the Purchaser in any jusridiction and it will use reasonable commercial efforts to maintain such standing until all of the Payment Shares are issued;

                  (b) The Purchaser's common shares are listed for trading on the TSX-Venture Exchange, and it will use reasonable commercial efforts to maintain such listing until all of the Payment Shares are issued;

                  (c) The Payment Shares have been reserved for issuance to the Vendor; and

                  (d) None of the Payment Shares will have a hold period exceeding four months and one day from the Effective Date.

         2.4 The representations and warranties of the Purchaser and Vendor herein before set out, form a part of this Agreement and are conditions upon which each has relied on in entering into this Agreement and shall survive for a period of 36 months from the Effective Date.

         2.5 Each party shall indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition contained in this Agreement.

         2.6 The Purchaser shall indemnify and save the Vendor harmless from all loss damage, costs, actions and suits arising out of or in connection with any exploration activity conducted by the Purchaser on the Property.

         2.7 Each party acknowledges and agrees that they have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the parties or its officers, directors or professional advisors shall limit or extinguish the right to indemnity hereunder. Each party may deduct the amount of any such loss or damage from any amounts payable by it to the other party hereunder.

3.       ROYALTIES

         3.1 The Property has various underlying royalty interests payable pursuant to the Underlying Agreements (the "Royalty Interest(s)") that the Purchaser will try to negotiate the purchase of, with assistance from the Vendor, whereby each of the parties shall be entitled to half of the Royalty Interest so purchased. The Vendor acknowledges that all the Underlying Agreements have been provided to the Purchaser and the Purchaser acknowledges receipt thereof and agrees to be bound by their terms. Further, the Purchaser acknowledges that restaking will be completed at the most easterly portion of the claims forming part of the agreement with Pat Gryba referred to in Exhibt 2 and these staked claims will form part of this Agreement and be subject to the net smelter return referred to in the agreement with Pat Gryba referred to in Exhibit 2,

4.       NOTICE

         4.1 All notices, demands and payments required or permitted to be given under this Agreement shall be in writing and personally delivered to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

5.       GENERAL

         5.1 All references to monies hereunder are references to dollars of Canada

         5.2 The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

         5.3 This Agreement constitutes the entire agreement between the parties and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

         5.4 Time shall be of the essence in the performance of this Agreement.

         5.5 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         5.6 If any provision of this Agreement is wholly or partially invalid, the Agreement shall be interpreted as if the invalid provision had not been a part hereof so that the invalidity shall not affect the validity of the remainder of the Agreement which shall be construed as if the Agreement had been executed without the invalid portion. It is hereby declared to be the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, hereafter be declared or held invalid.

         5.7 This Agreement shall be governed by and construed according to the laws of Ontario.

         5.8 The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

         5.9 Disputes related to this Agreement in any way shall be delivered in writing to the other party with the provision for a response period of 10 business days. Failing satisfactory resolution of the dispute within such 10 business days, either party may refer the matter to arbitration under the Arbitration Act for final determination.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

MONETA PORCUPINE MINES INC.


Per: BY:  /S/ KEVIN L. SNOOK
     ------------------------------------
      Authorized Signatory
      Kevin L. Snook
      President & Chief Executive Officer

I have authority to bind the Corporation


AMADOR GOLD CORP.                                       )
                                                        )
                                                        )
Per: BY:  /S/ RICHARD W. HUGHES                         )
     ------------------------------------               )
             Authorized Signatory                       )
                                                        )
RICHARD W. HUGHES, PRESIDENT                            )
-------------------------------------------------       )
            Name & Title

I have authority to bind the Corporation

                                   "EXHIBIT 1"

The Property consists of the following:

LOVELAND PROPERTY:

The Loveland Property consists of two mining leases comprising 20 units in Loveland Township and two staked claims in Byers Township and three staked claims in Loveland Township.


Mining Leases

-------------------- --------------------- ------------------ ------------------------- -----------------------
     TOWNSHIP             LEASE NUMBER         DESCRIPTION         ANNIVERSARY DATE             HECTARES
-------------------- --------------------- ------------------ ------------------------- -----------------------
Loveland             107241                    P91790-95      February 1, 1999          106.675
-------------------- --------------------- ------------------ ------------------------- -----------------------
Loveland             107503                     CLM268        June 1, 2004              164.132
-------------------- --------------------- ------------------ ------------------------- -----------------------

Mining Claims

-------------------- --------------------- ------------------ ------------------------- -----------------------
     TOWNSHIP             CLAIM NUMBER         # OF UNITS           RECORDING DATE          CLAIMS DUE DATE
-------------------- --------------------- ------------------ ------------------------- -----------------------
Byers                1248422                       1          June 1, 2001              June 1, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Byers                4211056                       1          June 9, 2006              June 9, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Loveland             1182789                       2          February 3, 1995          February 3, 2013
-------------------- --------------------- ------------------ ------------------------- -----------------------
Loveland             1248421                       2          June 1, 2001              June 1, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Loveland             1248425                       1          June 1, 2001              June 1, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------

FRIPP PROPERTY:

The Fripp Property consists of one mining lease comprising five units in Fripp Township.

Mining Lease

-------------------- --------------------- ------------------ ------------------------- -----------------------
     TOWNSHIP             LEASE NUMBER         DESCRIPTION         ANNIVERSARY DATE             HECTARES
-------------------- --------------------- ------------------ ------------------------- -----------------------
Fripp                106856                  P51061 Et Al     August 1, 1994            82.532
-------------------- --------------------- ------------------ ------------------------- -----------------------

KAMISKOTIA PROPERTY:

The Kamiskotia Property consists of two mining leases comprising 38 units in Godfrey Township, one patented claim in Godfrey Township and 33 staked claims in Godfrey Township and eight staked claims in Jamieson Township.

Mining Leases

-------------------- --------------------- ------------------ ------------------------- -----------------------
     TOWNSHIP             LEASE NUMBER         DESCRIPTION         ANNIVERSARY DATE             HECTARES
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              107285                  P9174 Et Al      May 1, 2000                420.873
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              107284                  P96005 Et Al     April 1, 2000              195.463
-------------------- --------------------- ------------------ ------------------------- -----------------------

Patented Claim

-------------------- -------------------------------------------------- ---------------- ----------------------
     TOWNSHIP                         LEGAL DESCRIPTION                      PARCEL             HECTARES
-------------------- -------------------------------------------------- ---------------- ----------------------
Godfrey                      NW 1/4 of N 1/2 Lot 4 Con 3 - P28214           14933SEC     16.187
-------------------- -------------------------------------------------- ---------------- ----------------------

Mining Claims

-------------------- --------------------- ------------------ ------------------------- -----------------------
     TOWNSHIP            CLAIM NUMBER         # OF UNITS           RECORDING DATE            EXPIRY DATE
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086202                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086203                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086204                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086205                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086206                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086207                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1086208                       1          September 16, 1988        September 16, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1154301                       1          May 9, 1990               May 9, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1154302                       1          May 9, 1990               May 9, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1154303                       1          May 9, 1990               May 9, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1154304                       1          May 9, 1990               May 9, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1154305                       1          May 9, 1990               May 9, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1155626                       1          January 28, 1991          January 28, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1155627                       1          January 28, 1991          January 28, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              1155628                       1          January 28, 1991          January 28, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              3016590                       2          October 18, 2004          October 18, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              3019100                       3          October 28, 2004          October 28, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              3019101                       8          October 28, 2004          October 28, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4204246                       4          August 1, 2006            August 1, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4205465                       6          July 17, 2006             July 17, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4209617                       6          May 2, 2006               May 2, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4209641                       1          November 23, 2005         November 23, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4209645                       1          December 19, 2005         December 19, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4214685                       2          February 14, 2007         February 14, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4214686                       1          February 14, 2007         February 14, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4214687                       2          February 14, 2007         February 14, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4214688                       4          February 14, 2007         February 14, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4219536                       4          December 18, 2007         December 18, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4219545                       8          November 19, 2007         November 19, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4219659                       2          December 18, 2007         December 18, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4223278                       2          September 27, 2007        September 27, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4223280                       6          September 27, 2007        September 27, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------

-------------------- --------------------- ------------------ ------------------------- -----------------------
     TOWNSHIP            CLAIM NUMBER         # OF UNITS           RECORDING DATE            EXPIRY DATE
-------------------- --------------------- ------------------ ------------------------- -----------------------
Godfrey              4224634                       4          January 29, 2008          January 29, 2010
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4202635                       2          October 5, 2006           October 5, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4202648                       3          March 29, 2007            March 29, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4205467                       4          August 4, 2006            August 4, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4205468                       8          August 4, 2006            August 4, 2008
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4214722                       2          March 29, 2007            March 29, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4216806                       6          May 29. 2007              May 29, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4223264                      12          October 22, 2007          October 22, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------
Jamieson             4223265                      16          October 22, 2007          October 22, 2009
-------------------- --------------------- ------------------ ------------------------- -----------------------


       ******************************************************************

                                   "EXHIBIT 2"

                              UNDERLYING AGREEMENTS

1. AN AGREEMENT BETWEEN LABRADOR MINING AND EXPLORATION COMPANY LIMITED ("LABRADOR") AND MONETA PORCUPINE MINES INC. ("MONETA") DATED MAY 28, 1987 WHICH AFFECTS CERTAIN INTERESTS IN THE LOVELAND, KAMISKOTIA AND FRIPP PROPERTIES;

2. AN AGREEMENT BETWEEN LABRADOR AND MONETA DATED FEBRUARY 21, 1989 WHICH AFFECTS CERTAIN INTERESTS IN THE LOVELAND PROPERTY;

3. AN AGREEMENT BETWEEN MONETA AND SCOTT ALEXANDER REID DATED MARCH 6, 1992 WHICH AFFECTS CERTAIN INTERESTS IN THE KAMISKOTIA PROPERTY;

4. AN AGREEMENT BETWEEN HOMESTAKE CANADA INC. AND MONETA DATED AUGUST 2, 1995 WHICH AFFECTS CERTAIN INTERESTS IN THE KAMISKOTIA PROPERTY;

5. AN AGREEMENT BETWEEN JOHN PATRICK SHERIDAN AND MONETA DATED APRIL 12, 1995 WHICH AFFECTS CERTAIN INTERESTS IN THE KAMISKOTIA PROPERTY;

6. AN AGREEMENT BETWEEN WILLIAM GASTEIGER AND MONETA DATED SEPTEMBER 10, 1991 WHICH AFFECTS CERTAIN INTERESTS IN THE KAMISKOTIA PROPERTY;

7. AN AGREEMENT BETWEEN CHANCE MINING AND EXPLORATION COMPANY LIMITED AND MONETA DATED FEBRUARY 17, 1995 WHICH AFFECTS CERTAIN INTERESTS IN THE KAMISKOTIA PROPERTY; AND,

8. AN AGREEMENT BETWEEN PATRICK GRYBA AND MONETA DATED JULY 10, 1996 WHICH AFFECTS CERTAIN INTERESTS IN THE KAMISKOTIA PROPERTY.

REFER TO THE ATTACHED MAP.